Exhibit 10.9

NON-QUALIFIED STOCK OPTION AGREEMENT

NEOGENIX ONCOLOGY, INC.

AGREEMENT made as of the              day of              20    , between NEOGENIX ONCOLOGY INC. (the “Company”), a Maryland corporation having a principal place of business in Rockville, Maryland and [            ] (the “Participant”).

WHEREAS, the Company desires to grant to the Participant an Option to purchase shares of its common stock, $0.00001 par value per share (the “Shares”), under and for the purposes set forth in the Company’s 2005 Amended and Restated Stock Option Plan (the “Plan”);

WHEREAS, the Company and the Participant understand and agree that any terms used and not defined herein have the same meanings as in the Plan; and

WHEREAS, the Company and the Participant each intend that the Option granted herein shall be a Non-Qualified Option.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

1. GRANT OF OPTION.

The Company hereby grants to the Participant the right and option to purchase all or any part of an aggregate of [            ] Shares, on the terms and conditions and subject to all the limitations set forth herein, under United States securities and tax laws, and in the Plan, which is incorporated herein by reference. The Participant acknowledges receipt of a copy of the Plan.

2. PURCHASE PRICE.

The purchase price of the Shares covered by the Option shall be $[            ] per Share, subject to adjustment, as provided in the Plan, in the event of a stock split, reverse stock split or other events affecting the holders of Shares (the “Purchase Price”). Payment shall be made in accordance with Paragraph 7 of the Plan.

3. EXERCISABILITY OF OPTION.

Subject to the terms and conditions set forth in this Agreement, the Option granted hereby shall become exercisable as follows:

On the first anniversary of the date of this Agreement	up to [ ] Shares

On the second anniversary of the date of this Agreement	an additional [ ] Shares

On the third anniversary of the date of this Agreement	an additional [ ] Shares

On the fourth anniversary of the date of this Agreement	an additional [ ] Shares	)

The foregoing rights are cumulative and are subject to the other terms and conditions of this Agreement and the Plan.

4. TERM OF OPTION.

The Option shall terminate five (5) years from the date of this Agreement.

5. METHOD OF EXERCISING OPTION.

Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company or its designee, in substantially the form of Exhibit A attached hereto. Such notice shall state the number of Shares with respect to which the Option is being exercised and shall be signed by the person exercising the Option. Payment of the purchase price for such Shares shall be made in accordance with Paragraph 7 of the Plan. The Company shall deliver a certificate or certificates representing such Shares as soon as practicable after the notice shall be received, provided, however, that the Company may delay issuance of such Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including, without limitation, state securities or “blue sky” laws). The certificate or certificates for the Shares as to which the Option shall have been so exercised shall be registered in the Company’s share register in the name of the person so exercising the Option (or, if the Option shall be exercised by the Participant and if the Participant shall so request in the notice exercising the Option, shall be registered in the name of the Participant and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person exercising the Option. In the event the Option shall be exercised by any person other than the Participant, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

6. PARTIAL EXERCISE.

Exercise of this Option to the extent above stated may be made in part at any time and from time to time within the above limits, except that no fractional share shall be issued pursuant to this Option.

7. NON-ASSIGNABILITY.

The Option shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the rules thereunder.

However, the Participant, with the approval of the Administrator, may transfer the Option for no consideration to or for the benefit of the Participant’s Immediate Family (including, without limitation, to a trust for the benefit of the Participant’s Immediate Family or to a partnership or limited liability company for one or more members of the Participant’s Immediate Family), subject to such limits as the Administrator may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Option prior to such transfer and each such transferee shall so acknowledge in writing as a condition precedent to the effectiveness of such transfer. The term “Immediate Family” shall mean the Participant’s spouse, former spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers, nieces, nephews and grandchildren (and, for this purpose, shall also include the Participant.) Except as provided in the previous sentence, the Option shall be exercisable, during the Participant’s lifetime, only by the Participant (or, in the event of legal incapacity or incompetency, by the Participant’s guardian or representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Option or of any rights granted hereunder contrary to the provisions of this Section 7, or the levy of any attachment or similar process upon the Option shall be null and void.

8. NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE.

The Participant shall have no rights as a stockholder with respect to Shares subject to this Agreement until registration of the Shares in the Company’s share register in the name of the Participant. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date of such registration.

9. ADJUSTMENTS.

The Plan contains provisions covering the treatment of Options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to Options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

10. TAXES.

The Participant acknowledges that upon exercise of the Option the Participant will be deemed to have taxable income measured by the difference between the then fair market value of the Shares received upon exercise and the price paid for such Shares pursuant to this Agreement. The Participant acknowledges that any income or other taxes due from him or her with respect to this Option or the Shares issuable pursuant to this Option shall be the Participant’s responsibility.

The Participant agrees that the Company may withhold from the Participant’s remuneration, if any, the minimum statutory amount of federal, state and local withholding taxes attributable to such amount that is considered compensation includable in such person’s gross income. At the Company’s discretion, the amount required to be withheld may be withheld in cash from such remuneration, or in kind from the Shares otherwise deliverable to the Participant on exercise of the Option. The Participant further agrees that, if the Company does not withhold an amount from the Participant’s remuneration sufficient to satisfy the Company’s income tax withholding obligation, the Participant will reimburse the Company on demand, in cash, for the amount under-withheld.

11. PURCHASE FOR INVESTMENT.

Unless the offering and sale of the Shares to be issued upon the particular exercise of the Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the “1933 Act”), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

(a)	The person(s) who exercise the Option shall warrant to the Company, at the time of such exercise, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing the Shares issued pursuant to such exercise:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws;” and

(b)	If the Company so requires, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the 1933 Act without registration thereunder. Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or “blue sky” laws).

12. RESTRICTIONS ON TRANSFER OF SHARES.

12.1 The Shares acquired by the Participant pursuant to the exercise of the Option granted hereby shall not be transferred by the Participant except as permitted herein.

12.2 It shall be a condition precedent to the validity of any sale or other transfer of any Shares by the Participant that the following restrictions be complied with (except as hereinafter otherwise provided):

(i)	No Shares owned by the Participant may be sold, pledged or otherwise transferred (including by gift or devise) to any person or entity, voluntarily, or by operation of law, except in accordance with the terms and conditions hereinafter set forth.

(ii)	Before selling or otherwise transferring all or part of the Shares, the Participant shall give written notice of such intention to the Company, which notice shall include the name of the proposed transferee, the proposed purchase price per share, the terms of payment of such purchase price and all other matters relating to such sale or transfer and shall be accompanied by a copy of the binding written agreement of the proposed transferee to purchase the Shares of the Participant. Such notice shall constitute a binding offer by the Participant to sell to the Company such number of the Shares then held by the Participant as are proposed to be sold in the notice at the monetary price per share designated in such notice, payable on the terms offered to the Participant by the proposed transferee (provided, however, that the Company shall not be required to meet any non-monetary terms of the proposed transfer, including, without limitation, delivery of other securities in exchange for the Shares proposed to be sold). The Company shall give written notice to the Participant as to whether such offer has been accepted in whole by the Company within sixty days after its receipt of written notice from the Participant. The Company may only accept such offer in whole and may not accept such offer in part. Such acceptance notice shall fix a time, location and date for the closing on such purchase (“Closing Date”) which shall not be less than ten nor more than sixty days after the giving of the acceptance notice, provided, however, if any of the Shares to be sold pursuant to this Section 12.2 have been held by the Participant for less than six months, then the Closing Date may be extended by the Company until no more than ten days after such Shares have been held by the Participant for six months. The place for such closing shall be at the Company’s principal office. At such closing, the Participant shall accept payment as set forth herein and shall deliver to the Company in exchange therefor certificates for the number of Shares stated in the notice accompanied by duly executed instruments of transfer.

(iii)	If the Company shall fail to accept any such offer, the Participant shall be free to sell all, but not less than all, of the Shares set forth in his or her notice to the designated transferee at the price and terms designated in the Participant’s notice, provided that (i) such sale is consummated within six months after the giving of notice by the Participant to the Company as aforesaid, and (ii) the transferee first agrees in writing to be bound by the provisions of this Section 12 so that such transferee (and all subsequent transferees) shall thereafter only be permitted to sell or transfer the Shares in accordance with the terms hereof. After the expiration of such six months, the provisions of this Section 12.2 shall again apply with respect to any proposed voluntary transfer of the Participant’s Shares.

(iv)	The restrictions on transfer contained in this Section 12.2 shall not apply to transfers expressly permitted under Section 7 hereof; provided however, that in any such event the Shares so transferred in the hands of each such Permitted Transferee shall remain subject to this Agreement, and each such Permitted Transferee shall so acknowledge in writing as a condition precedent to the effectiveness of such transfer.

(v)	The provisions of this Section 12.2 may be waived by the Company. Any such waiver may be unconditional or based upon such conditions as the Company may impose.

12.3 In the event that the Participant or his or her successor in interest fails to deliver the Shares to be repurchased by the Company under this Agreement, the Company may elect (a) to establish a segregated account in the amount of the repurchase price, such account to be turned over to the Participant or his or her successor in interest upon delivery of such Shares, and (b) immediately to take such action as is appropriate to transfer record title of such Shares from the Participant to the Company and to treat the Participant and such Shares in all respects as if delivery of such Shares had been made as required by this Agreement. The Participant hereby irrevocably grants the Company a power of attorney which shall be coupled with an interest for the purpose of effectuating the preceding sentence.

12.4 If the Company shall pay a stock dividend or declare a stock split on or with respect to any of its common stock, or otherwise distribute securities of the Company to the holders of its common stock, the number of shares of stock or other securities of Company issued with respect to the shares then subject to the restrictions contained in this Agreement shall be added to the Shares subject to the Company’s rights to repurchase pursuant to this Agreement. If the Company shall distribute to its stockholders shares of stock of another corporation, the shares of stock of such other corporation, distributed with respect to the Shares then subject to the restrictions contained in this Agreement, shall be added to the Shares subject to the Company’s rights to repurchase pursuant to this Agreement.

12.5 If the outstanding shares of common stock of the Company shall be subdivided into a greater number of shares or combined into a smaller number of shares, or in the event of a reclassification of the outstanding shares of common stock of the Company, or if the Company shall be a party to a merger, consolidation or capital reorganization, there shall be substituted for the Shares then subject to the restrictions contained in this Agreement such amount and kind of securities as are issued in such subdivision, combination, reclassification, merger, consolidation or capital reorganization in respect of the Shares subject immediately prior thereto to the Company’s rights to repurchase pursuant to this Agreement.

12.6 The Company shall not be required to transfer any Shares on its books which shall have been sold, assigned or otherwise transferred in violation of this Agreement, or to treat as owner of such Shares, or to accord the right to vote as such owner or to pay dividends to, any person or organization to which any such Shares shall have been so sold, assigned or otherwise transferred, in violation of this Agreement.

12.7 The provisions of Sections 12.1 and 12.2 shall terminate upon the consummation of a public offering of any of the Company’s securities pursuant to a registration statement filed with the Securities and Exchange Commission pursuant to the 1933 Act, in which offering the aggregate gross proceeds to the Company exceed $40,000,000.

12.8 If, in connection with a registration statement filed by the Company pursuant to the 1933 Act, the Company or its underwriter so requests, the Participant will agree not to sell any Shares for a period not to exceed 180 days following the effectiveness of such registration.

12.9 The Participant acknowledges and agrees that neither the Company, its shareholders nor its directors and officers, has any duty or obligation to disclose to the Participant any material information regarding the business of the Company or affecting the value of the Shares before, at the time of, or following a termination of the employment of the Participant by the Company, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.

12.10 All certificates representing the Shares to be issued to the Participant pursuant to this Agreement shall have endorsed thereon a legend substantially as follows: “The shares represented by this certificate are subject to restrictions set forth in a Non-Qualified Stock Option Agreement dated             , 20     with this Company, a copy of which Agreement is available for inspection at the offices of the Company or will be made available upon request.”

13. NO OBLIGATION TO MAINTAIN RELATIONSHIP.

The Company is not by the Plan or this Option obligated to continue the Participant as an employee, director or consultant of the Company or an Affiliate. The Participant acknowledges: (i) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (ii) that the grant of the Option is a one-time benefit which does not create any contractual or other right to receive future grants of options, or benefits in lieu of options; (iii) that all determinations with respect to any such future grants, including, but not limited to, the times when options shall be granted, the number of shares subject to each option, the option price, and the time or times when each option shall be exercisable, will be at the sole discretion of the Company; (iv) that the Participant’s participation in the Plan is voluntary; (v) that the value of the Option is an extraordinary item of compensation which is outside the scope of the Participant’s employment contract, if any; and (vi) that the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

14. NOTICES.

Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

If to the Company:
Neogenix Oncology, Inc.
445 Northern Boulevard, Suite 24 Great Neck, NY 11021
Attn: Chief Financial Officer

If to the Participant:

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given upon the earlier of receipt, one business day following delivery to a recognized courier service or three business days following mailing by registered or certified mail.

15. GOVERNING LAW.

This Agreement shall be construed and enforced in accordance with the law of the State of Maryland, without giving effect to the conflict of law principles thereof. For the purpose of litigating any dispute that arises under this Agreement, the parties hereby consent to exclusive jurisdiction in Maryland and agree that such litigation shall be conducted in the courts of Montgomery, Maryland or the federal courts of the United States for the District of Maryland, Greenbelt Division.

16. BENEFIT OF AGREEMENT.

Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

17. ENTIRE AGREEMENT.

This Agreement, together with the Plan, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict, the express terms and provisions of this Agreement, provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

18. MODIFICATIONS AND AMENDMENTS.

The terms and provisions of this Agreement may be modified or amended as provided in the Plan.

19. WAIVERS AND CONSENTS.

Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

20. DATA PRIVACY.

By entering into this Agreement, the Participant: (i) authorizes the Company and each Affiliate, and any agent of the Company or any Affiliate administering the Plan or providing Plan record keeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the grant of options and the administration of the Plan; (ii) waives any data privacy rights he or she may have with respect to such information; and (iii) authorizes the Company and each Affiliate to store and transmit such information in electronic form.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant has hereunto set his or her hand, all as of the day and year first above written.

NEOGENIX ONCOLOGY, INC.

By:
Name:
Title:

[ ]
Participant

Exhibit A

NOTICE OF EXERCISE OF NON-QUALIFIED STOCK OPTION

[Form For Unregistered Shares]

To: Neogenix Oncology, Inc.

Ladies and Gentlemen:

I hereby exercise my Non-Qualified Stock Option to purchase              shares (the “Shares”) of the common stock, $0.00001 par value, of Neogenix Oncology, Inc. (the “Company”), at the exercise price of $             per share, pursuant to and subject to the terms of that certain Non-Qualified Stock Option Agreement between the undersigned and the Company dated             , 20        .

I am aware that the Shares have not been registered under the Securities Act of 1933, as amended (the “1933 Act”), or any state securities laws. I understand that the reliance by the Company on exemptions under the 1933 Act is predicated in part upon the truth and accuracy of the statements by me in this Notice of Exercise.

I hereby represent and warrant that (1) I have been furnished with all information which I deem necessary to evaluate the merits and risks of the purchase of the Shares; (2) I have had the opportunity to ask questions concerning the Shares and the Company and all questions posed have been answered to my satisfaction; (3) I have been given the opportunity to obtain any additional information I deem necessary to verify the accuracy of any information obtained concerning the Shares and the Company; and (4) I have such knowledge and experience in financial and business matters that I am able to evaluate the merits and risks of purchasing the Shares and to make an informed investment decision relating thereto.

I hereby represent and warrant that I am purchasing the Shares for my own personal account for investment and not with a view to the sale or distribution of all or any part of the Shares.

I understand that because the Shares have not been registered under the 1933 Act, I must continue to bear the economic risk of the investment for an indefinite time and the Shares cannot be sold unless the Shares are subsequently registered under applicable federal and state securities laws or an exemption from such registration requirements is available.

I agree that I will in no event sell or distribute or otherwise dispose of all or any part of the Shares unless (1) there is an effective registration statement under the 1933 Act and applicable state securities laws covering any such transaction involving the Shares or (2) the Company receives an opinion of my legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration.

I consent to the placing of a legend on my certificate for the Shares stating that the Shares have not been registered and setting forth the restriction on transfer contemplated hereby and to the placing of a stop transfer order on the books of the Company and with any transfer agents against the Shares until the Shares may be legally resold or distributed without restriction.

I understand that at the present time Rule 144 of the Securities and Exchange Commission (the “SEC”) may not be relied on for the resale or distribution of the Shares by me. I understand that the Company has no obligation to me to register the sale of the Shares with the SEC and has not represented to me that it will register the sale of the Shares.

I understand the terms and restrictions on the right to dispose of the Shares set forth in the Non-Qualified Stock Option Agreement, which I have carefully reviewed. I consent to the placing of a legend on my certificate for the Shares referring to such restriction and the placing of stop transfer orders until the Shares may be transferred in accordance with the terms of such restrictions.

I have considered the Federal, state and local income tax implications of the exercise of my Option and the purchase and subsequent sale of the Shares.

I am paying the option exercise price for the Shares as follows:

Please issue the stock certificate for the Shares (check one):

☐ to me; or

☐ to me and             , as joint tenants with right of survivorship

and mail the certificate to me at the following address:

My mailing address for shareholder communications, if different from the address listed above is:

Very truly yours,

Participant (signature)

Print Name

Date

Social Security Number

Exhibit A

NOTICE OF EXERCISE OF NON-QUALIFIED STOCK OPTION

[Form For Registered Shares]

TO: Neogenix Oncology, Inc.

IMPORTANT NOTICE: This form of Notice of Exercise may only be used at such time as the Company has filed a Registration Statement with the Securities and Exchange Commission under which the issuance of the Shares for which this exercise is being made is registered and such Registration Statement remains effective.

Ladies and Gentlemen:

I hereby exercise my Non-Qualified Stock Option to purchase              shares (the “Shares”) of the common stock, $0.00001 par value, of Neogenix Oncology, Inc. (the “Company”), at the exercise price of $             per share, pursuant to and subject to the terms of that certain Non-Qualified Stock Option Agreement between the undersigned and the Company dated             , 20        .

I understand the nature of the investment I am making and the financial risks thereof. I am aware that it is my responsibility to have consulted with competent tax and legal advisors about the relevant national, state and local income tax and securities laws affecting the exercise of the Option and the purchase and subsequent sale of the Shares.

I am paying the option exercise price for the Shares as follows:

Please issue the Shares (check one):

☐ to me; or

☐ to me and             , as joint tenants with right of survivorship,

at the following address:

My mailing address for shareholder communications, if different from the address listed above, is:

Very truly yours,

Participant (signature)

Print Name

Date

Social Security Number